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                                                                    EXHIBIT 21.1




                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES



        Subsidiary Name                                     Jurisdiction
        ---------------                                     ------------
        Na Pali, S.A.                                             France
        QS Retail, Inc.                                       California
        Mervin Manufacturing, Inc.                            California

















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